UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2009

NEPHROS, INC.

(Exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation)

001-32288	13-3971809
(Commission File Number)	(IRS Employer ID Number)

41 Grand Avenue, River Edge, New Jersey	07661
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (201) 343-5202

3960 Broadway, New York, New York 10032

 (Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 22, 2009, Nephros, Inc. was informed by the NYSE Alternext US LLC (formerly, the American Stock Exchange or “AMEX”) that AMEX had suspended trading in our common stock effective immediately.  The suspension follows the previously announced notice that we received on January 8, 2009 from AMEX of its intention to delist our common stock due to noncompliance with three listing standards.  At that time, we expected the delisting, and any suspension of trading on AMEX, to be effective in the first half of February.

While the AMEX delisting is not yet effective, our common stock is no longer traded on AMEX.  Quotations for our common stock may be found in the Pink Sheets under the symbol “NEPH.”  As previously announced, we have identified a market maker who has agreed to apply for the quotation of our common stock on the OTC Bulletin Board.  We are working with the market maker to have the quotation on the OTC Bulletin Board effective a soon as possible, but the process, if successful, could take up to several weeks.

A copy of the press release we issued to announce this matter is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

99.1	Press Release dated January 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

	By:	/s/ Gerald J. Kochanski
Dated: January 26, 2009		Gerald J. Kochanski
Chief Financial Officer